Exhibit 99.1
Thryv Grows SaaS Revenue 25% in Fourth Quarter 2023,
Exceeds Full Year SaaS Guidance

–Q4 SaaS Adjusted EBITDA exceeds mid-point of guidance by over $2.75 million
–NDR increases 400 bps sequentially to 96%
–Company generates strong FY operating cash flow of $148.2 million

DALLAS, February 22, 2024 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 25% year-over-year in the fourth quarter of 2023.

“We are proud to announce robust fourth-quarter and full-year results, marking another successful year for Thryv,” said Joe Walsh, Thryv Chairman, and CEO. “We surpassed guidance on SaaS revenue growth and SaaS Adjusted EBITDA, underscoring our commitment to delivering profitable SaaS growth. Looking ahead to 2024, we plan to accelerate SaaS revenue growth and drive margin expansion by empowering our legacy digital clients to seamlessly transition to the Thryv SaaS platform, enabling them to access an advanced multi-center platform that addresses their everyday needs.”

Also today, Thryv has issued a press release outlining increasing adoption of the SaaS platform by legacy clients.

“For the fourth quarter, Thryv achieved record SaaS revenue growth of 25% year-over-year,” stated Paul Rouse, Chief Financial Officer. “Simultaneously, we delivered record SaaS Adjusted Gross profit margin of 70% and surpassed our SaaS Adjusted EBITDA guidance.” Rouse continued, “We generated strong free cash flow in 2023 which enabled us to pay down $120 million towards our term loan, exceeding expectations and further solidifying our financial position. As we move forward, our primary focus is to accelerate profitable growth in the SaaS business while maintaining a strong and healthy balance sheet.”

Fourth Quarter 2023 Highlights:
•Total SaaS1 revenue was $74.0 million, a 25% increase year-over-year
•Total Marketing Services2 revenue was $162.2 million, a 26% decrease year-over-year
•Consolidated total revenue was $236.2 million, a decrease of 15% year-over-year
•Consolidated net loss was $257.5 million, or $(7.39) per diluted share, which includes a non-cash charge of $268.8 million, or $7.71 per diluted share, related to goodwill impairment; compared to net loss of $50.4 million, or $(1.47) per diluted share, for the fourth quarter of 2022
•Consolidated Adjusted EBITDA was $52.3 million, representing an Adjusted EBITDA margin of 22%
•Total SaaS Adjusted EBITDA was $6.5 million, representing an Adjusted EBITDA margin of 8.8%
•Total Marketing Services Adjusted EBITDA was $45.8 million, representing an Adjusted EBITDA margin of 28.2%
•Consolidated Gross Profit was $159.7 million
•Consolidated Adjusted Gross Profit3 was $165.4 million
•SaaS Gross Profit was $50.0 million
•SaaS Adjusted Gross Profit was $51.6 million, representing an Adjusted Gross Profit Margin of 70%
•Operating cash flow was $44.6 million compared to $44.4 million for the fourth quarter of 2022
•Free cash flow was $34.1 million compared to $34.5 million for the fourth quarter of 2022

Full-Year 2023 Financial Highlights:
•Total SaaS1 revenue was $263.7 million, a 21.9% increase year-over-year
•Total Marketing Services2 revenue was $653.2 million, a 33.8% decrease year-over-year
•Consolidated total revenue was $917.0 million, a decrease of 24% year-over-year
•Consolidated net loss was $259.3 million, or $(7.47) per diluted share, which includes a non-cash charge of $268.8 million related to goodwill impairment; compared to net income of $54.3 million, or $1.49 per diluted share, for last year
•Consolidated Adjusted EBITDA was $187.5 million, representing an Adjusted EBITDA margin of 20.4%
•Total SaaS Adjusted EBITDA was $12.0 million, representing an Adjusted EBITDA margin of 4.6%
•Total Marketing Services Adjusted EBITDA was $175.5 million, representing an Adjusted EBITDA margin of 26.9%
•Consolidated Gross Profit was $578.2 million
•Consolidated Adjusted Gross Profit3 was $605.8 million
•SaaS Gross Profit was $169.2 million
•SaaS Adjusted Gross Profit was $175.6 million, representing an Adjusted Gross Profit Margin of 66.6%
•Operating cash flow was $148.2 million compared to $148.6 million for the prior year
•Free cash flow was $114.8 million compared to $119.3 million for the prior year
1 Total SaaS revenue in the U.S. and International segments was $70.7 million and $3.3 million for the three months ended December 31, 2023 and $253.6 million and $10.1 million for the year ended December 31, 2023, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $132.7 million and $29.5 million for the three months ended December 31, 2023 and $510.5 million and $142.7 million for the year ended December 31, 2023, respectively.
3 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

SaaS Metrics
•Total SaaS clients increased 27% year-over-year to 66 thousand for the fourth quarter of 2023
•Seasoned Net Dollar Retention4 was 96% for the fourth quarter of 2023, an increase of 400 bps sequentially
•SaaS monthly active users5 was 40 thousand active users for the fourth quarter of 2023
•SaaS monthly Average Revenue per Unit (“ARPU”)6 decreased to $370 for the fourth quarter of 2023, compared to $387 in the fourth quarter of 2022
•ThryvPay total payment volume was $60 million, an increase of 54% year-over-year

Outlook
Based on information available as of February 22, 2024, Thryv is issuing guidance7 for the first quarter of 2024 and full year 2024 as indicated below:

	1st Quarter	Full Year
(in millions)	2024	2024
SaaS Revenue	$73 - $74	$325 - $328
SaaS Adjusted EBITDA	$6 - $7	$26 - $29

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2024	2024	2024	2024	2024
Marketing Services Revenue	$152 - $155	$146 - $149	$99 - $101	$98 - $100	$495 - $505
Marketing Services Adjusted EBITDA					$132 - $135

Earnings Conference Call Information
Thryv will host a conference call on Thursday, February 22, 2024 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth quarter 2023 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “44819.”
4 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
5 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.
6 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue	$236,163	$279,368	$916,961	$1,202,388
Cost of services	76,453	100,463	338,714	422,006
Gross profit	159,710	178,905	578,247	780,382

Operating expenses:
Sales and marketing	73,757	86,773	300,538	362,432
General and administrative	59,238	56,892	208,880	216,406
Impairment charges	268,846	102,000	268,846	102,222
Total operating expenses	401,841	245,665	778,264	681,060

Operating (loss) income	(242,131)	(66,760)	(200,017)	99,322
Other income (expense):
Interest expense	(13,817)	(16,318)	(61,728)	(56,902)
Interest expense, related party	—	—	—	(3,505)
Other components of net periodic pension benefit	6,607	39,317	2,719	44,612
Other (expense) income	(276)	(119)	(1,518)	15,448
(Loss) income before income tax (expense) benefit	(249,617)	(43,880)	(260,544)	98,975
Income tax (expense) benefit	(7,924)	(6,565)	1,249	(44,627)
Net (loss) income	$(257,541)	$(50,445)	$(259,295)	$54,348
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	5,402	4,397	1,070	(8,214)
Comprehensive (loss) income	$(252,139)	$(46,048)	$(258,225)	$46,134

Net (loss) income per common share:
Basic	$(7.39)	$(1.47)	$(7.47)	$1.58
Diluted	$(7.39)	$(1.47)	$(7.47)	$1.49

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	34,858,157	34,270,520	34,723,491	34,336,493
Diluted	34,858,157	34,270,520	34,723,491	36,506,095

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$18,216	$16,031
Accounts receivable, net of allowance of $14,926 in 2023 and $14,766 in 2022	205,503	284,698
Contract assets, net of allowance of $35 in 2023 and $33 in 2022	2,909	2,583
Taxes receivable	3,085	11,553
Prepaid expenses	17,771	25,092
Indemnification asset	—	26,495
Deferred costs	16,722	9,544
Other current assets	2,662	2,320
Total current assets	266,868	378,316
Fixed assets and capitalized software, net	38,599	42,334
Goodwill	302,400	566,004
Intangible assets, net	18,788	34,715
Deferred tax assets	128,051	113,859
Other assets	28,464	42,649
Total assets	$783,170	$1,177,877

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$10,348	$18,972
Accrued liabilities	105,903	126,810
Current portion of unrecognized tax benefits	23,979	31,919
Contract liabilities	44,558	41,854
Current portion of long-term debt	70,000	70,000
Other current liabilities	8,402	10,937
Total current liabilities	263,190	300,492
Term Loan, net	230,052	345,256
ABL Facility	48,845	54,554
Pension obligations, net	69,388	72,590
Other liabilities	18,995	22,718
Total long-term liabilities	367,280	495,118
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 62,660,783 shares issued and 35,302,746 shares outstanding at December 31, 2023; and 61,279,379 shares issued and 34,593,837 shares outstanding at December 31, 2022	627	613
Additional paid-in capital	1,151,259	1,105,701
Treasury stock - 27,358,037 shares at December 31, 2023 and 26,685,542 shares at December 31, 2022	(485,793)	(468,879)
Accumulated other comprehensive loss	(15,191)	(16,261)
Accumulated deficit	(498,202)	(238,907)
Total stockholders' equity	152,700	382,267
Total liabilities and stockholders' equity	$783,170	$1,177,877

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands)	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(259,295)	$54,348
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	63,251	88,392
Amortization of deferred commissions	14,954	12,110
Amortization of debt issuance costs	5,422	5,749
Deferred income taxes	(12,904)	(15,119)
Provision for credit losses and service credits	24,516	25,971
Stock-based compensation expense	22,201	14,628
Other components of net periodic pension (benefit)	(2,719)	(44,612)
Impairment charges	268,846	102,222
Non-cash loss (gain) from the remeasurement of the indemnification asset	10,734	(2,148)
Bargain purchase gain	—	(10,883)
Other	603	(2,309)
Changes in working capital items, excluding acquisitions:
Accounts receivable	54,325	(5,242)
Contract assets	(326)	2,764
Prepaid expenses and other assets	7,117	(9,592)
Accounts payable and accrued liabilities	(37,749)	(41,105)
Other liabilities	(10,750)	(26,601)
Net cash provided by operating activities	148,226	148,573

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(33,394)	(29,233)
Acquisition of a business, net of cash acquired	(8,897)	(22,793)
Other	(225)	—
Net cash used in investing activities	(42,516)	(52,026)

Cash Flows from Financing Activities
Payments of Term Loan	(120,000)	(104,165)
Payments of Term Loan, related party	—	(8,347)
Proceeds from ABL Facility	919,975	976,296
Payments of ABL Facility	(925,684)	(961,670)
Proceeds from exercises of stock warrants	15,898	64
Other	6,318	6,725
Net cash used in financing activities	(103,493)	(91,097)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	133	(827)
Increase in cash, cash equivalents and restricted cash	2,350	4,623
Cash, cash equivalents and restricted cash, beginning of period	18,180	13,557
Cash, cash equivalents and restricted cash, end of period	$20,530	$18,180

Supplemental Information
Cash paid for interest	$57,027	$57,084
Cash paid for income taxes, net	$9,313	$58,259

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$15,760	$—

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended December 31,		Change
(in thousands)	2023	2022	Amount	%
Revenue
Thryv U.S.
Marketing Services	$132,665	$187,755	$(55,090)	(29.3)%
SaaS	70,652	57,938	12,714	21.9%
Thryv International
Marketing Services	29,528	32,295	(2,767)	(8.6)%
SaaS	3,318	1,380	1,938	140.4%
Consolidated Revenue	$236,163	$279,368	$(43,205)	(15.5)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$88,520	$124,413	$(35,893)	(28.8)%
SaaS	47,183	34,944	12,239	35.0%
Thryv International
Marketing Services	21,232	18,802	2,430	12.9%
SaaS	2,775	746	2,029	NM
Consolidated Segment Gross Profit	$159,710	$178,905	$(19,195)	(10.7)%

Segment EBITDA
Thryv U.S.
Marketing Services	$38,383	$59,758	$(21,375)	(35.8)%
SaaS	8,345	83	8,262	NM
Thryv International
Marketing Services	7,390	10,657	(3,267)	(30.7)%
SaaS	(1,842)	(2,305)	463	20.1%
Consolidated Adjusted EBITDA	$52,276	$68,193	$(15,917)	(23.3)%

	Years Ended December 31,		Change
(in thousands)	2023 (1)	2022 (2)	Amount	%
Revenue
Thryv U.S.
Marketing Services	$510,533	$820,032	$(309,499)	(37.7)%
SaaS	253,579	211,801	41,778	19.7%
Thryv International
Marketing Services	142,711	166,010	(23,299)	(14.0)%
SaaS	10,138	4,545	5,593	123.1%
Consolidated Revenue	$916,961	$1,202,388	$(285,427)	(23.7)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$320,327	$539,543	$(219,216)	(40.6)%
SaaS	161,663	130,272	31,391	24.1%
Thryv International
Marketing Services	88,730	108,496	(19,766)	(18.2)%
SaaS	7,527	2,071	5,456	NM
Consolidated Segment Gross Profit	$578,247	$780,382	$(202,135)	(25.9)%

Segment EBITDA
Thryv U.S.
Marketing Services	$123,249	$271,629	$(148,380)	(54.6)%
SaaS	18,576	(3,686)	22,262	NM
Thryv International
Marketing Services	52,241	75,106	(22,865)	(30.4)%
SaaS	(6,551)	(9,707)	3,156	32.5%
Consolidated Adjusted EBITDA	$187,515	$333,342	$(145,827)	(43.7)%

(1)    Thryv International includes Yellow's results of operations subsequent to the Yellow acquisition.
(2)    Thryv U.S. includes Vivial's results of operations subsequent to the Vivial acquisition.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net (loss) income and Adjusted Gross Profit to Gross profit. Both Net (loss) income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (loss) income:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA
Net (loss) income	$(257,541)	$(50,445)	$(259,295)	$54,348
Impairment charges	268,846	102,000	268,846	102,222
Depreciation and amortization expense	16,311	22,438	63,251	88,392
Interest expense	13,817	16,318	61,728	60,407
Stock-based compensation expense (1)	5,548	4,488	22,201	14,628
Restructuring and integration expenses (2)	1,767	3,365	14,612	17,804
Non-cash (gain) loss from remeasurement of indemnification asset (3)	—	(676)	10,734	(2,148)
Transaction costs (4)	—	1,322	373	6,119
Income tax expense (benefit)	7,924	6,565	(1,249)	44,627
Other components of net periodic pension benefit (5)	(6,607)	(39,317)	(2,719)	(44,612)
Other (6)	2,211	2,135	9,033	(8,445)
Adjusted EBITDA	$52,276	$68,193	$187,515	$333,342
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the years ended December 31, 2023 and 2022, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)In connection with the YP acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(4)Expenses related to the Yellow acquisition, Vivial acquisition and other transaction costs.

(5)Other components of net periodic pension benefit is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension benefit relates to periodic mark-to-market pension remeasurement.
(6)During the year ended December 31, 2023, Other includes expenses related to the valuation of certain assets as a result of the acquisition of Thryv Australia and foreign exchange-related expense. During the year ended December 31, 2022, Other primarily represents the bargain purchase gain as a result of the Vivial acquisition, partially offset by foreign exchange-related expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended December 31, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$88,520	$47,183	$21,232	$2,775	$159,710
Plus:
Depreciation and amortization expense	2,665	1,425	1,356	150	5,596
Stock-based compensation expense	74	43	—	—	117
Adjusted Gross Profit	$91,259	$48,651	$22,588	$2,925	$165,423
Gross Margin	66.7%	66.8%	71.9%	83.6%	67.6%
Adjusted Gross Margin	68.8%	68.9%	76.5%	88.2%	70.0%

	Three Months Ended December 31, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$124,413	$34,944	$18,802	$746	$178,905
Plus:
Depreciation and amortization expense	4,419	1,379	3,614	168	9,580
Stock-based compensation expense	81	26	—	—	107
Adjusted Gross Profit	$128,913	$36,349	$22,416	$914	$188,592
Gross Margin	66.3%	60.3%	58.2%	54.1%	64.0%
Adjusted Gross Margin	68.7%	62.7%	69.4%	66.2%	67.5%

	Year Ended December 31, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$320,327	$161,663	$88,730	$7,527	$578,247
Plus:
Depreciation and amortization expense	10,766	5,429	10,045	749	26,989
Stock-based compensation expense	399	214	—	—	613
Adjusted Gross Profit	$331,492	$167,306	$98,775	$8,276	$605,849
Gross Margin	62.7%	63.8%	62.2%	74.2%	63.1%
Adjusted Gross Margin	64.9%	66.0%	69.2%	81.6%	66.1%

	Year Ended December 31, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$539,543	$130,272	$108,496	$2,071	$780,382
Plus:
Depreciation and amortization expense	17,800	4,657	15,385	505	38,347
Stock-based compensation expense	332	89	—	—	421
Adjusted Gross Profit	$557,675	$135,018	$123,881	$2,576	$819,150
Gross Margin	65.8%	61.5%	65.4%	45.6%	64.9%
Adjusted Gross Margin	68.0%	63.7%	74.6%	56.7%	68.1%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended December 31, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$132,665	$29,528	$162,193	$70,652	$3,318	$73,970
Adjusted EBITDA	38,383	7,390	45,773	8,345	(1,842)	6,503
Adjusted EBITDA Margin	28.9%	25.0%	28.2%	11.8%	(55.5)%	8.8%

	Three Months Ended December 31, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$187,755	$32,295	$220,050	$57,938	$1,380	$59,318
Adjusted EBITDA	59,758	10,657	70,415	83	(2,305)	(2,222)
Adjusted EBITDA Margin	31.8%	33.0%	32.0%	0.1%	(167.0)%	(3.7)%

	Year Ended December 31, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$510,533	$142,711	$653,244	$253,579	$10,138	$263,717
Adjusted EBITDA	123,249	52,241	175,490	18,576	(6,551)	12,025
Adjusted EBITDA Margin	24.1%	36.6%	26.9%	7.3%	(64.6)%	4.6%

	Year Ended December 31, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$820,032	$166,010	$986,042	$211,801	$4,545	$216,346
Adjusted EBITDA	271,629	75,106	346,735	(3,686)	(9,707)	(13,393)
Adjusted EBITDA Margin	33.1%	45.2%	35.2%	(1.7)%	(213.6)%	(6.2)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ:THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (SMBs) to grow and modernize their operations so they can compete and win in today’s economy. Over 65,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped these organizations across the U.S. and overseas grow their bottom line. Of Thryv’s approximately 350,000 business customers, most also use its digital and print presence products, connecting these SMBs to local consumers via proprietary local search portals and local directories. For more information about Thryv Holdings, Inc., visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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